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                                     ARTHUR
                                    ANDERSEN





                                                                      Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
BridgeStreet Accommodations, Inc.

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement (Nos. 333-37697, 333-53949 and 333-60971) on Form S-8.





/s/ Arthur Andersen LLP
-------------------------

Cleveland, Ohio,
March 25, 1999